UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2024

FIREFLY NEUROSCIENCE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41092	54-1167364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Military Road Kenmore, NY	14217
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 888-237-6412

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AIFF	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Executive Chairman

On November 30, 2024, David Johnson resigned from his position as the Executive Chairman of Firefly Neuroscience, Inc. (the “Company”) and as a director of the board of directors of the Company (the “Board”), effective immediately. Mr. Johnson’s resignation was not the result of any disagreement between Mr. Johnson and the Company, its management, the Board or any committee of the Board on any matter relating to the Company’s operations, policies or practices, or any other matter.

Appointment of Executive Chairman

On December 3, 2024, the Company appointed Greg Lipschitz as the Executive Chairman of the Company, effective as of the same date.

Mr. Lipschitz has served as a director of the Company since December 2022. Mr. Lipschitz has over 13 years of combined experience in private equity, merchant banking, capital markets and finance. From June 2018 to February 2024, Mr. Lipschitz served as the Vice President of Lazer Capital. Mr. Lipschitz is currently the Managing Director of Old Stone Advisors, a financial advisory firm. Mr. Lipschitz has advised on over $1 billion of transactions. Mr. Lipschitz is a Chartered Financial Analyst and received his bachelor’s degree in Business from the Richard Ivey Business School at the University of Western Ontario.

Mr. Lipschitz will not be provided any additional compensation for his service as Executive Chairman of the Company, however, Mr. Lipschitz will continued to be employed by the Company pursuant to that certain Strategic Agreement, dated as of August 14, 2024, by and between Bower Four Corp. and the Company (the “Lipschitz Agreement”), pursuant to which, Mr. Lipschitz through Bower Four Corp., is entitled to receive aggregate consideration of $950,000 in shares of common stock of the Company, par value $0.0001 per share, during the term of the Lipschitz Agreement comprised of up to $316,667 of annual service credits over three years, as defined in the Lipschitz Agreement. There is no arrangement or understanding between Mr. Lipschitz and any other person pursuant to which he was appointed as Executive Chairman of the Company. There are no family relationships between Mr. Lipschitz and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIREFLY NEUROSCIENCE, INC.

Date: December 3, 2024	By:	/s/ Jon Olsen
	Name:	Jon Olsen
	Title:	Chief Executive Officer